Exhibit 99.1
Press Release
Netezza Announces First Quarter Fiscal 2009 Financial Results
First quarter performance driven by revenue increase of 56% over prior year
First quarter GAAP diluted EPS was $0.03
Marlborough, Mass. – May 29, 2008 – Netezza Corporation (NYSE Arca: NZ), the global leader in data warehouse and analytic appliances, today reported its financial results for the first fiscal quarter ended April 30, 2008.
Jit Saxena, Netezza’s Chairman and Chief Executive Officer, stated, “We continue to be pleased with the results of our business on all fronts. Our customers, both new and existing, are deploying the Netezza appliance across a wide array of vertical markets. This continued strength and momentum in our business validates the investments that we are making in product development and channels to address our customer needs and the market opportunity in front of us.”
Total revenue for the first quarter of fiscal 2009 (fiscal year ending January 31, 2009) increased 56% to $39.6 million compared with $25.3 million for the same period one year ago. GAAP net income attributable to common stockholders for the first quarter of fiscal 2009 was $2.1 million compared with a GAAP net loss attributable to common stockholders of $3.4 million for the same period one year ago. Non-GAAP net income attributable to common stockholders for the first quarter of fiscal 2009 was $3.8 million compared with a non-GAAP net loss attributable to common stockholders of $1.0 million for the same period one year ago. GAAP diluted net income per share for the first quarter of fiscal 2009 was $0.03 compared with a GAAP diluted net loss per share of $0.44 for the same period one year ago. Non-GAAP diluted net income per share for the first quarter of fiscal 2009 was $0.06 compared with a non-GAAP diluted net loss per share of $0.13 for the same period one year ago.
Non-GAAP net income (loss) attributable to common stockholders, non-GAAP diluted net income per share and non-GAAP operating income exclude non-cash stock-based compensation and, where applicable, accretion of preferred stock dividends. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Financial Guidance:
“Based upon the continued deployment of our solutions in the marketplace on a global basis, we are raising our revenue guidance from $165 — $168 million to the $172 million level for fiscal year 2009,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza. “We are continuing to invest in all disciplines and maintain our guidance of targeting non-GAAP operating income of 7-9% of revenue and GAAP operating income of 1-2% of revenue for the fiscal year.”
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation and, where applicable, accretion of preferred stock dividends. Because of the varying valuation methodologies and assumptions that companies use under FAS123(R), Netezza’s management believes that excluding non-cash stock-based compensation allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparison with other companies. Upon the closing of Netezza’s initial public offering, accretion of preferred dividends was no longer applicable due to the conversion of preferred stock to common stock, and is therefore excluded to aid in comparing current and future operating results with those of past periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
First Quarter Conference Call:
Netezza will host a conference call and webcast at 8:30 AM Eastern Time (5:30 AM Pacific Time) on May 29, 2008 to discuss its first quarter fiscal year 2009 results and business outlook.
The conference call can be accessed by dialing +1 866 831-5605 for participants in the United States and by dialing +1 617 213-8851 for participants outside the United States.  The passcode for the conference call is 53984381. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1 888 286-8010 for participants in the United States and by dialing +1 617 801-6888 for participants outside the United States.  The passcode for the replay is 31365099.

The webcast will be accessible from the “Investor Relations” section of Netezza’s website (http://www.netezza.com). The webcast will be archived on Netezza’s website for a period of one year.
About Netezza Corporation:
Netezza is the global leader in data warehouse and analytic appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza Performance Server® (NPS®) family of streaming analytic™ appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges. Based in Marlborough, Mass., Netezza has offices in Washington, DC, the United Kingdom and Asia Pacific. For more information about Netezza, please visit www.netezza.com.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2008, which is on file with the SEC and is available in the investor relations section of Netezza’s website at http://www.netezza.com and on the SEC website at http://www.sec.gov. In addition, the forward-looking statements included in this press release represent our views as of May 29, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 29, 2008.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2008	2008
Assets
Current assets
Cash and cash equivalents	$75,710	$46,184
Short term marketable securities	3,589	37,149
Accounts receivable	52,502	19,999
Inventory	30,013	31,611
Restricted cash	379	379
Other current assets	4,892	4,038

Total current assets	167,085	139,360

Property and equipment, net	6,009	5,467
Long-term marketable securities	51,066	53,775
Restricted cash	639	—
Other long-term assets	481	150

Total assets	$225,280	$198,752

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$7,037	$5,533
Accrued expenses	5,347	5,494
Accrued compensation and benefits	3,979	5,244
Deferred revenue	56,113	30,588

Total current liabilities	72,476	46,859
Long-term deferred revenue	17,011	15,418

Total liabilities	89,487	62,277

Stockholders’ equity	135,793	136,475

Total liabilities and stockholders’ equity	$225,280	$198,752

Netezza Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 30,
	2008	2007
Revenue
Product	$31,326	$20,577
Services	8,250	4,765

Total revenue	39,576	25,342

Cost of revenue
Product	12,594	8,395
Services	2,104	1,648

Total cost of revenue	14,698	10,043

Gross Profit	24,878	15,299

Operating Expenses
Sales and marketing	13,330	9,669
Research and development	7,248	5,484
General and administrative	3,113	1,755

Total operating expenses	23,691	16,908

Operating income (loss)	1,187	(1,609)

Interest income	1,743	22
Interest expense	—	213
Other income (expense), net	(133)	169

Income (loss) before income taxes	$2,797	$(1,631)

Provision for income taxes	665	274

Net income (loss)	$2,132	$(1,905)

Accretion to preferred stock	—	1,483

Net income (loss) attributable to common stockholders	$2,132	$(3,388)

Net income (loss) per common share:
Basic	$0.04	$(0.44)
Diluted	$0.03	$(0.44)

Shares used in per common share calculations:
Basic	57,944	7,786
Diluted	64,079	7,786

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

			% Change for the three months
	For the three months ended		ended April 30, 2008
	April 30,		as compared with the three months
	2008	2007	ended April 30, 2007
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$12,594	$8,395
Non-cash stock-based compensation (1)	43	22

Non-GAAP cost of product revenue	$12,551	$8,373

GAAP cost of service revenue	$2,104	$1,648
Non-cash stock-based compensation (1)	45	26

Non-GAAP cost of service revenue	$2,059	$1,622

GAAP gross profit	$24,878	$15,299
Non-cash stock-based compensation (1)	88	48

Non-GAAP gross profit	$24,966	$15,347

GAAP sales and marketing expenses	$13,330	$9,669	38%
Non-cash stock-based compensation (1)	571	249

Non-GAAP sales and marketing expenses	$12,759	$9,420	35%

GAAP research and development expenses	$7,248	$5,484	32%
Non-cash stock-based compensation (1)	441	148

Non-GAAP research and development expenses	$6,807	$5,336	28%

GAAP general and administrative expenses	$3,113	$1,755	77%
Non-cash stock-based compensation (1)	560	434

Non-GAAP general and administrative expenses	$2,553	$1,321	93%

GAAP operating expenses	$23,691	$16,908	40%
Non-cash stock-based compensation (1)	1,572	831

Non-GAAP operating expenses	$22,119	$16,077	38%

GAAP operating income (loss)	$1,187	$(1,609)
Non-cash stock-based compensation (1)	1,660	879

Non-GAAP operating income (loss)	$2,847	$(730)

GAAP net income (loss) attributable to common stockholders	$2,132	$(3,388)
Non-cash stock-based compensation (1)	1,660	879
Accretion to preferred stock (2)	—	1,483

Non-GAAP net income (loss) attributable to common stockholders	$3,792	$(1,026)

GAAP net income (loss) per common share — basic	$0.04	$(0.44)
Non-cash stock-based compensation (1)	0.03	0.12
Accretion to preferred stock (2)	—	0.19

Non-GAAP net income (loss) per common share — basic	$0.07	$(0.13)

GAAP net income (loss) per common share — diluted	$0.03	$(0.44)
Non-cash stock-based compensation (1)	0.03	0.12
Accretion to preferred stock (2)	—	0.19

Non-GAAP net income (loss) per common share — diluted	$0.06	$(0.13)

Shares used in per common share calculations:
Basic	57,944	7,786
Diluted	64,079	7,786
Footnotes — Adjustments
(1)	Represents non-cash compensation charges associated with stock options granted and accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R) as follows:

	For the three months ended
	April 30,
	2008	2007
Cost of product revenue	$43	$22
Cost of services revenue	45	26
Sales and marketing	571	249
Research and development	441	148
General and administrative	560	434

Total non-cash stock-based compensation expense	$1,660	$879

(2)	Represents accretion of preferred stock dividends on Netezza’s Series A through D convertible redeemable preferred stock prior to its conversion to common stock on July 24, 2007.

Contact: Netezza Corporation
Investor Contact:
Patrick J. Scannell, Jr., +1-508-382-8342
Senior Vice President & Chief Financial Officer
ir@netezza.com
or
Media Contact:
Virginia Lux, +1-508-382-8494
Director of Marketing Communications
vlux@netezza.com